Exhibit 99.1

Contacts:
Raymond Jones	Katie Curnutte
Investor Relations	Public Relations
206-470-7137	press@zillow.com
ir@zillowgroup.com

ZILLOW GROUP REPORTS RECORD FIRST QUARTER 2017 RESULTS

•	Revenue increased 32% year-over-year to a record $245.8 million.

•	Full-year Revenue outlook raised to a range of $1.050 billion to $1.065 billion.

•	Zillow Group brands’ mobile apps and websites reached more than 166 million average monthly unique users in the first quarter of 2017 and an all-time high of nearly 180 million unique users in March 2017.

•	Visits to Zillow Group brands’ mobile apps and websites, including Zillow, Trulia and StreetEasy, increased 18% year-over-year to more than 1.5 billion in the first quarter of 2017.

SEATTLE – May 4, 2017 – Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which houses a portfolio of the largest and most vibrant real estate and home-related brands on mobile and the web, today announced its consolidated financial results for the three months ended March 31, 2017.

“Zillow Group’s strong first quarter performance across the board was a tremendous start to 2017,” said Zillow Group CEO Spencer Rascoff. “We beat our own expectations and surpassed last year’s seasonal annual traffic peak by reaching an all-time high of unique users in March. We are thrilled with our first quarter results, which demonstrate that as consumers become more engaged, real estate agents and brokerages become more successful on our platform.”

First Quarter 2017 Financial Highlights

•	Revenue increased 32% to $245.8 million from $186.0 million in the first quarter of 2016.

•	Marketplace Revenue increased 36% to $230.3 million from $169.0 million in the first quarter of 2016.

•	Premier Agent Revenue increased 30% to $175.3 million from $134.5 million in the first quarter of 2016.

•	Other Real Estate Revenue[1] increased 93% to $34.8 million from $18.0 million in the first quarter of 2016.

[1]	Other Real Estate Revenue primarily includes Zillow Group Rentals, agent services, dotloop, Naked Apartments, and other offerings to endemic advertisers that are not traditional display advertising, including New Construction, which includes advertising services for homebuilders.

•	Mortgages Revenue increased 23% to $20.3 million from $16.5 million in the first quarter of 2016.

•	Display Revenue decreased 9% to $15.4 million from $17.0 million in the first quarter of 2016. The decrease is primarily a result of the company’s strategy to deemphasize display advertising and improve the user experience.

•	GAAP net loss was $4.6 million, or 2% of Revenue, in the first quarter of 2017, compared to GAAP net loss of $47.6 million, or 26% of Revenue, in the first quarter of 2016.

•	Adjusted EBITDA was $54.8 million, or 22% of Revenue, in the first quarter of 2017, which was an increase from $1.9 million, or 1% of Revenue, in the first quarter of 2016.

Operating and Business Highlights

•	More than 166 million average monthly unique users visited Zillow Group brands’ mobile apps and websites during the first quarter of 2017, an increase of 7% year-over-year. Zillow Group brands’ mobile apps and websites reached an all-time high of nearly 180 million unique users in March 2017.

•	Visits to Zillow Group brands’ mobile apps and websites, Zillow, Trulia and (beginning in March 2017) StreetEasy, increased 18% year-over-year to more than 1.5 billion in the first quarter of 2017. Premier Agent revenue per visit increased 10% to $0.114 from $0.104 in the same period last year.

•	The number of Premier Agent accounts spending more than $5,000 per month grew by 98% year-over-year and increased 86% on a total dollar basis.

•	Total sales to Premier Agents who have been customers for more than one year increased 54% year-over-year for the first quarter of 2017.

•	Sales to existing Premier Agents accounted for 63% of total bookings for the first quarter of 2017.

Business Outlook – Second Quarter and Full Year 2017

For full year 2017, Zillow Group is increasing its outlook for Revenue to a range of $1.050 billion to $1.065 billion, which represents a 25% year-over-year increase at the midpoint of the range.

Zillow Group is raising its full year 2017 Adjusted EBITDA outlook to a range of $215 million to $230 million, which represents 21% of Revenue at the midpoint of the range. For 2017, the company is choosing to increase its investment in advertising, which supports growth in users and visits, at a rate that is lower than revenue growth. In line with the typical seasonality of the real estate industry, advertising spend is expected to be greatest in the second quarter, accounting for more than one third of Zillow Group’s annual advertising budget, with the fourth quarter being the lightest. Accordingly, Zillow Group expects these seasonal changes in advertising investment to impact quarterly Adjusted EBITDA proportionally throughout the year.

The following table presents Zillow Group’s business outlook for the periods presented:

Zillow Group Outlook as of May 4, 2017	Three Months Ending June 30, 2017	Year Ending December 31, 2017
(in millions)
Revenue	$257 to $262	$1,050 to $1,065
Premier Agent revenue	$185 to $187	$757 to $765
Other real estate revenue	$36 to $37	$147 to $151
Mortgages revenue	$20 to $21	$80 to $82
Display revenue	$16 to $17	$66 to $67
Operating expenses	$284 to $289	***
Net loss	$(34.8) to $(29.8)	$(32) to $(17)
Adjusted EBITDA (1)	$27 to $32	$215 to $230
Depreciation and amortization	$27 to $29	$113 to $118
Share-based compensation expense	$27 to $29	$106 to $111
Capital expenditures	***	$48 to $50
Weighted average shares outstanding – basic	183.5 to 185.5	184.0 to 186.0
Weighted average shares outstanding – diluted	191.5 to 193.5	192.0 to 194.0

*** Outlook not provided

(1)	A reconciliation of forecasted Adjusted EBITDA to forecasted net loss is provided below in this press release.

Conference Call and Webcast Information

Zillow Group’s CEO Spencer Rascoff and CFO Kathleen Philips will host a live conference call and webcast to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A copy of management’s prepared remarks will be made available on the investor relations section of Zillow Group’s website at http://investors.zillowgroup.com/results.cfm prior to the live conference call and webcast to allow analysts and investors additional time to review the details of the results.

Zillow Group’s management will first read the prepared remarks and then answer questions submitted via Sli.do, in addition to answering questions from dialed-in participants, during the live conference call. Questions may be submitted at www.slido.com using the event code #ZEarnings.

A link to the live webcast of the conference call will be available on the investor relations section of Zillow Group’s website at http://investors.zillowgroup.com/results.cfm. The live call may also be accessed via phone at (877) 643-7152 toll-free domestically and at (443) 863-7921 internationally. Following completion of the call, a recorded replay of the webcast will be available on the investor relations section of Zillow Group’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our business outlook, strategic priorities, and operational plans for 2017. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “forecast,” “estimate,” “outlook,” “guidance,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to maintain or establish relationships with listings and data providers; the impact of the real estate industry on Zillow Group’s business; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s ability to increase awareness of the Zillow Group brands; Zillow Group’s ability to attract consumers to Zillow Group’s mobile applications and websites; Zillow Group’s ability to compete successfully against existing or future competitors; the impact of pending litigation and other legal and regulatory matters; Zillow Group’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission, or SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA (including forecasted Adjusted EBITDA) and non-GAAP net income (loss) per share, which are non-GAAP financial measures. We have provided a reconciliation of Adjusted EBITDA (historical and forecasted) to net loss (historical and forecasted), the most directly comparable GAAP financial measure, and a reconciliation of net income (loss), adjusted, to net loss, as reported on a GAAP basis, and the calculations of non-GAAP net income (loss) per share – basic and diluted, within this earnings release.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. The exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect acquisition-related costs;

•	Adjusted EBITDA does not reflect interest expense or other income;

•	Adjusted EBITDA does not reflect income tax benefits; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Our presentation of non-GAAP net income (loss) per share excludes the impact of share-based compensation expense, acquisition-related costs and income tax benefits. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income (loss) per share as supplemental information to investors, as we believe the exclusion of share-based compensation expense, acquisition-related costs and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider these metrics in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow Group

Zillow Group (NASDAQ:Z) (NASDAQ:ZG) houses a portfolio of the largest real estate and home-related brands on mobile and the web. The company’s brands focus on all stages of the home lifecycle: renting, buying, selling and financing. Zillow Group is committed to empowering consumers with unparalleled data, inspiration and knowledge around homes, and connecting them with the right local professionals to help. The Zillow Group portfolio of consumer brands includes real estate and rental marketplaces Zillow®, Trulia®, StreetEasy®, HotPads®, Naked Apartments® and RealEstate.com. In addition, Zillow Group works with tens of thousands of real estate agents, lenders and rental professionals, helping maximize business opportunities and connect to millions of consumers. The company operates a number of business brands for real estate, rental and mortgage professionals, including Mortech®, dotloop® and Bridge Interactive™. The company is headquartered in Seattle.

Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.

The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.

Zillow, Premier Agent, Mortech, StreetEasy and HotPads are registered trademarks of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, LLC. Bridge Interactive is a trademark of Zillow, Inc.

Twitter is a registered trademark of Twitter, Inc.

(ZFIN)

Reported Consolidated Results

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$261,524	$243,592
Short-term investments	297,520	262,870
Accounts receivable, net	41,868	40,527
Prepaid expenses and other current assets	29,559	34,817

Total current assets	630,471	581,806
Restricted cash	1,053	1,053
Property and equipment, net	94,945	98,288
Goodwill	1,927,450	1,923,480
Intangible assets, net	525,771	527,464
Other assets	17,404	17,586

Total assets	$3,197,094	$3,149,677

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$4,157	$4,257
Accrued expenses and other current liabilities	43,742	38,427
Accrued compensation and benefits	26,596	24,057
Deferred revenue	30,875	29,154
Deferred rent, current portion	1,451	1,347

Total current liabilities	106,821	97,242
Deferred rent, net of current portion	15,384	15,298
Long-term debt	371,757	367,404
Deferred tax liabilities and other long-term liabilities	134,146	136,146

Total liabilities	628,108	616,090
Shareholders’ equity:
Class A common stock	5	5
Class B common stock	1	1
Class C capital stock	12	12
Additional paid-in capital	3,071,664	3,030,854
Accumulated other comprehensive loss	(267)	(242)
Accumulated deficit	(502,429)	(497,043)

Total shareholders’ equity	2,568,986	2,533,587

Total liabilities and shareholders’ equity	$3,197,094	$3,149,677

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenue	$245,775	$185,982
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	20,232	16,203
Sales and marketing (2)	105,940	99,101
Technology and development (2)	72,868	60,371
General and administrative (2)	45,466	57,791
Acquisition-related costs	105	593

Total costs and expenses	244,611	234,059

Income (loss) from operations	1,164	(48,077)
Other income	953	681
Interest expense	(6,723)	(1,573)

Loss before income taxes	(4,606)	(48,969)
Income tax benefit	—	1,364

Net loss	$(4,606)	$(47,605)

Net loss per share – basic and diluted	$(0.03)	$(0.27)
Weighted-average shares outstanding – basic and diluted	183,158	178,686

(1) Amortization of website development costs and intangible assets included in technology and development	$23,261	$20,059

(2) Includes share-based compensation expense as follows:
Cost of revenue	$903	$786
Sales and marketing	5,530	5,203
Technology and development	8,491	6,759
General and administrative	11,471	12,803

Total	$26,395	$25,551

Other Financial Data:
Adjusted EBITDA (3)	$54,799	$1,874

(3)	See above for more information regarding our presentation of Adjusted EBITDA.

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2017	2016
Operating activities
Net loss	$(4,606)	$(47,605)
Adjustments to reconcile net loss to net cash provided by operating activities, net of amounts assumed in connection with acquisitions:
Depreciation and amortization	27,135	23,807
Share-based compensation expense	26,395	25,551
Amortization of discount and issuance costs on 2021 Notes	4,353	—
Release of valuation allowance on certain deferred tax assets	—	1,364
Loss on disposal of property and equipment	999	1,436
Bad debt expense	718	313
Deferred rent	190	(7)
Amortization of bond premium	223	430
Changes in operating assets and liabilities:
Accounts receivable	(2,059)	(2,770)
Prepaid expenses and other assets	4,737	2,708
Accounts payable	53	1,594
Accrued expenses and other current liabilities	4,683	2,793
Accrued compensation and benefits	2,539	8,759
Deferred revenue	1,598	3,294
Other long-term liabilities	—	(2,749)

Net cash provided by operating activities	66,958	18,918

Investing activities
Proceeds from maturities of investments	49,107	44,108
Purchases of investments	(84,008)	(38,760)
Proceeds from sales of investments	—	4,795
Decrease in restricted cash	—	1,962
Purchases of property and equipment	(14,163)	(14,251)
Purchases of intangible assets	(5,308)	(2,675)
Proceeds from divestiture of business	579	—
Cash paid for acquisitions, net	(6,002)	(12,357)

Net cash used in investing activities	(59,795)	(17,178)

Financing activities
Proceeds from exercise of stock options	11,006	1,682
Value of equity awards withheld for tax liability	(237)	(117)

Net cash provided by financing activities	10,769	1,565
Net increase in cash and cash equivalents during period	17,932	3,305
Cash and cash equivalents at beginning of period	243,592	229,138

Cash and cash equivalents at end of period	$261,524	$232,443

Supplemental disclosures of cash flow information
Noncash transactions:
Capitalized share-based compensation	$2,868	$2,250
Write-off of fully depreciated property and equipment	$3,446	$6,834
Write-off of fully amortized intangible assets	$5,280	$—

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2017	2016
Reconciliation of Adjusted EBITDA to Net Loss:
Net loss	$(4,606)	$(47,605)
Other income	(953)	(681)
Depreciation and amortization expense	27,135	23,807
Share-based compensation expense	26,395	25,551
Acquisition-related costs	105	593
Interest expense	6,723	1,573
Income tax benefit	—	(1,364)

Adjusted EBITDA	$54,799	$1,874

The following table presents a reconciliation of forecasted Adjusted EBITDA to forecasted net loss for each of the periods presented (in thousands, unaudited):

	Three Months Ending June 30, 2017	Year Ending December 31, 2017
Reconciliation of Forecasted Adjusted EBITDA to Forecasted Net Loss:
Forecasted Net loss	$(32,250)	$(24,500)
Forecasted Other income	(950)	(3,800)
Forecasted Depreciation and amortization expense	28,000	115,500
Forecasted Share-based compensation expense	28,000	108,500
Forecasted Interest expense	6,700	26,800

Forecasted Adjusted EBITDA	$29,500	$222,500

Non-GAAP Net Income (Loss) per Share

The following table presents a reconciliation of net income (loss), adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income (loss) per share – basic and diluted, for each of the periods presented (in thousands, except per share data, unaudited):

	Three Months Ended March 31,
	2017	2016
Net loss, as reported	$(4,606)	$(47,605)
Share-based compensation expense	26,395	25,551
Acquisition-related costs	105	593
Income tax benefit	—	(1,364)

Net income (loss), adjusted	$21,894	$(22,825)

Non-GAAP net income (loss) per share – basic	$0.12	$(0.13)
Non-GAAP net income (loss) per share – diluted	$0.11	$(0.13)
Weighted-average shares outstanding – basic	183,158	178,686
Weighted-average shares outstanding – diluted	191,290	178,686

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2017	2016
Revenue:
Marketplace revenue:
Premier Agent	$175,301	$134,529
Other real estate	34,755	17,978
Mortgages	20,270	16,454

Total Marketplace revenue	230,326	168,961
Display revenue	15,449	17,021

Total revenue	$245,775	$185,982

	Three Months Ended March 31,
	2017	2016
Percentage of Total Revenue:
Marketplace revenue:
Premier Agent	71%	72%
Other real estate	14%	10%
Mortgages	8%	9%

Total Marketplace revenue	94%	91%
Display revenue	6%	9%

Total revenue	100%	100%

Key Metrics

The following tables set forth our key metrics for each of the periods presented:

	Three Months Ended March 31,		2016 to 2017 % Change
	2017	2016
	(in millions)
Average Monthly Unique Users (1)	166.6	156.2	7%

	Three Months Ended March 31,		2016 to 2017 % Change
	2017	2016
	(in millions)
Visits (2)	1,533.0	1,298.3	18%

(1)	We measure Zillow unique users with Google Analytics and Trulia unique users with Adobe Analytics (formerly called Omniture analytical tools).

(2)	Visits includes visits to Zillow’s and Trulia’s mobile apps and websites, and beginning in March 2017, also includes visits to StreetEasy’s mobile app and website. We measure Zillow and StreetEasy visits with Google Analytics and Trulia visits with Adobe Analytics.